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Southwall                                                          PRESS RELEASE
Technologies
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3975 East Bayshore Road
Palo Alto, CA 94303
Phone:     (650) 962-9111                                Contact:
Fax:       (650) 967-8713                                Renate  Merredew
www.southwall.com                                        Southwall  Technologies
                                                         Phone:  (650) 962-9111


EXHIBIT 99.1

For Immediate Release
---------------------

Southwall Technologies Inc. announces Burr, Pilger & Mayer LLP as the Company's
                              Independent Auditor

PALO ALTO, CALIFORNIA - AUGUST 23, 2004 - SOUTHWALL TECHNOLOGIES INC. (OTC BB:SWTX.OB), global developer, manufacturer and marketer of thin-film coatings for the electronic display, automotive glass and architectural markets, announced today that it has engaged the services of Burr Pilger and Mayer, LLP
(BPM) as the company's independent auditors for the year ending December 31, 2004.

Southwall's audit committee approved the appointment of BPM following a review the company's current audit requirements and the qualifications and fees of both BPM and several other accounting firms. BPM will replace PricewaterhouseCoopers effective immediately.

"BPM is an excellent choice for a company of our size and with our auditing requirements," said Maury Austin, Southwall's Chief Financial Officer. "PricewaterhouseCoopers has been a great partner to Southwall over the years and I would like to take this opportunity to thank them for their support".

For a more detailed description of the company's relationship with PricewaterhouseCoopers, please refer to Southwall's Form 8-K, which was filed with the Securities and Exchange Commission on August 23, 2004.

ABOUT SOUTHWALL TECHNOLOGIES INC.

Southwall Technologies Inc., designs and produces thin film products that selectively absorb, reflect or transmit light. Southwall products are used in a number of automotive, electronic display and architectural glass products to enhance optical and thermal performance characteristics, improve user comfort and reduce energy costs. Southwall is an ISO 9001:2000-certified manufacturer and sells advanced thin film coatings to over 25 countries around the world. Southwall's customers include Audi, BMW, DaimlerChrysler, Hewlett-Packard, Mitsubishi Electric, Mitsui Chemicals, Peugeot-Citroen, Pilkington, Renault, Saint-Gobain Sekurit, and Volvo.


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